Exhibit 4(i)

_____ Rights


                         VOID AFTER ______________, 2002



                            RELM WIRELESS CORPORATION
                            -------------------------
                               RIGHTS CERTIFICATE

         THIS CERTIFICATE AND THE RIGHTS REPRESENTED BY IT ARE HELD SUBJECT TO THE TERMS AND CONDITIONS HEREIN DESCRIBED. ANY SALE, ASSIGNMENT, PLEDGE OR TRANSFER OF THESE RIGHTS IS STRICTLY PROHIBITED.

         This Rights Certificate (the "Rights Certificate") certifies that FOR VALUE RECEIVED ________________________________ (the "Registered Holder") is the owner of the number of non-transferable subscription rights (the "Rights") set forth above, each one (1) Right entitling the owner thereof to purchase from RELM Wireless Corporation, a Nevada corporation (the "Company"), at any time prior to ____________, 2002 (the "Expiration Date"), at the office of The American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, or its successors, as Rights Agent (the "Rights Agent"), one (1) unit (a "Unit"), subject to reduction in the event of over-subscription. Each Unit consists of one (1) fully paid and non-assessable share of the Company's common stock, par value $.60 per share (the "Common Stock") and one (1) fully paid and non-assessable Common Stock Purchase Warrant (the "Warrant") of the Company, at a purchase price of $_____ (the "Purchase Price"), upon presentation of this Rights Certificate with the form of election on the reverse side hereof properly completed and duly executed, accompanied by payment in full of the Purchase Price in U.S. dollars for the number of Units subscribed by check, bank check, or money order.

         Notwithstanding the foregoing, in the event the closing bid price for the Common Stock on the Expiration Date is less than $____, the Purchase Price shall be reduced to an amount equal to 90% of the closing bid price of the Common Stock on the Expiration Date, but in no event, less than $___ per Unit and the number of Units to be received upon the exercise of each Right shall be increased in accordance with the terms of the Subscription Rights Agreement dated ______, 2002, between the Company and the Rights Agent (the "Subscription Rights Agreement"), the terms, conditions and provisions of which are hereby incorporated by reference and made a part hereof. Copies of the Subscription Rights Agreement are available without charge upon written request to the Company or Rights Agent.

         If a Purchase Price reduction occurs, each Registered Holder will receive additional Units upon the exercise of their Rights in an amount corresponding to the payment sent by the Registered Holder. Subscriptions for Units are non-cancelable and no refunds will be given for subscriptions by a Registered Holder if a Purchase Price reduction occurs. The Company and the Rights Agent will make available for subscription, 2,500,000 Units, subject to an increase to up to 3,000,000 Units to directly reflect any re-pricing of Units. Regardless of whether a Purchase Price reduction occurs, the Registered Holder must submit the maximum Purchase Price of $____ per Unit for each Unit for which the Registered Holder subscribes to purchase.

         If the Registered Holder has exercised its basic subscription right in full, he or she may also subscribe for additional Units pursuant to an over-subscription right, by completing the over-subscription portion of the form on the reverse side hereof and presenting it to the Rights Agent along with payment of the Purchase Price for the over-subscribed Units as therein provided.

         If there are insufficient Units to fill all basic subscriptions, the Units that are available will be allocated on a pro rata basis in proportion to the total number of basic subscription Rights exercised by each Registered Holder, up to a maximum of 2,500,000 Units (subject to an increase of up to 3,000,000 Units to directly reflect any re-pricing of Units pursuant to the terms of the Subscription Rights Agreement). If all basic subscriptions have been filled but there are insufficient Units to fill all over-subscriptions, the Units available to fill over-subscriptions will be allocated to the Registered Holders who have oversubscribed on a pro rata basis in proportion to the amount of each Registered Holder's over-subscription.

         The payment for basic and over-subscription Rights will be held in a special bank account by the Rights Agent. If insufficient Units are available to fill a Registered Holder's basic or over-subscription request, the Rights Agent will promptly refund any funds for which Units are unavailable. The funds returned to Registered Holders as a result of insufficient Units to fill basic or over-subscription Rights will not bear interest.

         The Rights Agent will issue Unit Certificates to subscribers in accordance with the Subscription Rights Agreement promptly following the Expiration Date. The Company will issue no fractional Units. This Rights Certificate, and the Rights represented hereby are indivisible, non-transferable and non-assignable.

         Prior to the exercise of any Rights represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company by virtue of such holder's ownership of any Rights, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company or to receive any notice except as provided in the Subscription Rights Agreement.

         This Rights Certificate shall not be valid or obligatory until it shall have been countersigned by the Rights Agent.

         IN WITNESS WHEREOF, the Company has caused this Rights Certificate to be signed by its duly authorized officers and its corporate seal to be imprinted hereon.


Dated: __________, 2002                     RELM WIRELESS CORPORATION


                                         By:
                                             ---------------------------
                                             David Storey,
                                             President and CEO




                                         By:
                                             ---------------------------
                                             William Kelly,
                                             Executive Vice-President and
                                             Chief Financial Officer



Countersigned and Registered:


--------------------------
Rights Agent

By:
   ----------------------
     Authorized Officer

                    FORM OF ELECTION TO EXERCISE SUBSCRIPTION
  RIGHTS (to be executed if holder desires to exercise the Rights Certificate)
                Please Print All Information Clearly And Legibly.



To RELM Wireless Corporation:

                            Basic Subscription Right

     The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate and irrevocably subscribes to purchase ________ Units* pursuant to the basic subscription Right described in the Rights Certificate and the Subscription Rights Agreement. Each Unit shall consist of one share of Common Stock and one Common Stock Purchase Warrant of Relm Wireless Corporation.

*not to exceed the total basic rights noted on the cover of this Rights Certificate.


                             Over-Subscription Right
      (available only if you exercise the basic subscription right in full)

     The undersigned hereby irrevocably elects to subscribe to purchase __________ additional Units pursuant to the over-subscription Right described in the Rights Certificate and the Subscription Rights Agreement. Each Unit shall consist of one share of Common Stock and one Common Stock Purchase Warrant of Relm Wireless Corporation.

(a)  Basic Subscription Right:      _______________ Units
                                    (cannot exceed
                                    number of rights)

(b)  Over Subscription Right:       _______________ Units
         Total Subscription:        ________ Units
                                    (a   +   b)
         Unit Price:       x        $_______
         Total Subscription Price   $_______
                                       (amount enclosed)


The undersigned acknowledges that all Units will be issued in the name of the Registered Holder and shall be sent to the Registered Holder's address of record with the Rights Agent.



----------------------              ----------------------------
Registered Holder Name              Social Security Number


---------------------------

---------------------------

---------------------------
Registered Holder Mailing Address


Dated: __________, 2002


---------------------------
Signature(s)


---------------------------
Signature(s)


---------------------------
Signature(s)

         The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the reverse of this Rights Certificate.

         The form of election must be accompanied by check, bank check, or money order in U.S. dollars payable to "American Stock Transfer and Trust Company as Rights Agent for Relm Wireless Corporation," for the number of Units subscribed multiplied by $_____ (purchase price per Unit).